Exhibit 10.1

                FIRST AMENDMENT TO THE 1999 EQUITY INCENTIVE PLAN
                                 OF Q-MED, INC.


         The following is the first amendment to the 1999 Equity Incentive Plan (the "Plan") of Q-Med, Inc. (the "Company"), dated as of May 22, 2002.

         WHEREAS, the following amendment to the Plan (the "Amendment") is deemed to be in the best interest of the Company; and

         WHEREAS, the Amendment has been duly approved unanimously by the Board of Directors at a meeting duly held on March 6, 2002 and by the affirmative vote of the holders of the majority of the Company's stock present or represented and entitled to vote at the Annual Meeting of Shareholders held on May 22, 2002;

         NOW, THEREFORE, in accordance with Section 12 of the Plan, the Plan is hereby amended as follows, effective as of May 22, 2002:

         The first sentence of Section 4 is hereby amended in its entirety to read as follows:

         "The total number of shares of stock reserved and available for distribution under the Plan shall be 2,000,000."

         Except as otherwise amended by this Amendment, the Plan is hereby ratified and approved, and shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer as of the date first set forth above.

                                         Q-MED, INC.


                                         By:   /s/  Michael W. Cox
                                            --------------------------------
                                         Name:   Michael W. Cox
                                         Title:  President and
                                                 Chief Executive Officer

Attest:



/s/ Herbert H. Sommer
----------------------------
Name:   Herbert H. Sommer
Title:  Secretary